EXHIBIT 10.1

SILVER GRAIL RESOURCES LTD.
TEUTON RESOURCES CORP.
207-675 W. Hastings St.
Vancouver, BC
V6B 1N2

November 17, 2006

Bear River Resources Inc.
4888 Pine Crescent
Vancouver, BC V6P 4J3

Attn: Mr. James Ward

Dear Sirs:

Re: Purchase Agreement--Redoubt Claims, Skeena Mining Division

This letter is further to our earlier discussions and will outline the terms of our proposed agreement with respect to the Property.

Representations:

We represent to you as follows:

  We, Silver Grail Resources Ltd. ("Silver Grail") and Teuton Resources Corp. ("Teuton") are the joint beneficial owners of an undivided 100% interest in the Redoubt claims, hereafter referred to as the "Property" and as more particularly described in Schedule "A" to this letter agreement.

  We are companies duly incorporated, organized and validly subsisting under the laws of British Columbia and have all the necessary corporate power and capacity to enter into a purchase and sale agreement with respect to the Property and to comply with the terms thereof.

You, Bear River Resources Inc. ("Bear River") have represented to us that:

  You have the necessary corporate power and capacity to enter into a purchase and sale agreement with respect to the Property and to comply with the terms thereof.

Based on the above, we are prepared to enter into this letter agreement.

Sale of Property and Consideration

Upon the execution of and pursuant to this letter agreement, we will sell to you an undivided 100% interest in the Property in consideration for the sum of $10,000 in US Dollars, such sum to be paid upon signing.

Underlying Interests

Silver Grail and Teuton warrant that no undisclosed underlying royalty interest, third party interest, lien, or any other undisclosed encumbrance exists on the Property.

General

  This agreement shall supersede and replace any other agreement or arrangement, whether oral or written, hereunto before existing between the parties in respect of the subject matter of this agreement.

  This agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

  This agreement shall be governed by and construed in accordance with the laws of British Columbia.

  Time shall be of the essence of this agreement.

Should the foregoing terms and conditions be acceptable to you, please execute and return the duplicate original of this letter to us by the close of business on November 24, 2006. If we do not receive your acceptance prior to such time, we will be free to make offers to other parties respecting the Property and the interest offered herein.

Yours truly,

Silver Grail Resources Ltd.
Teuton Resources Corp.

Per:  /s/ D. Cremonese
         D. Cremonese, P.Eng., President
         Silver Grail Resources Ltd.
         Teuton Resources Corp.

ACCEPTED AND AGREED this 23rd
day of November, 2006 by
Bear River Resources Inc.

Per:  /s/ James Ward
         Authorized signatory

SCHEDULE "A"

THE PROPERTY

LOCATION: Skeena Mining Division, British Columbia

MINERAL CLAIMS:
Name	Tenure #	Area (Hectares)	Expiry Date
Redoubt 1	536392	450.72	June 29, 2007
Redoubt 2	536394	450.86	June 29, 2007

Being 2 Claims Altogether.

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